Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE SECOND QUARTER OF 2015

Second Quarter Highlights:

●

Adjusted net loss was $147 million or $0.52 per share compared to net income of $432 million or $1.38 per share in the prior-year quarter; lower hydrocarbon prices reduced second quarter 2015 adjusted net income by approximately $740 million, after-tax

●	Net loss was $567 million compared to net income of $931 million in the second quarter of 2014
●	Oil and gas production increased to 391,000 barrels of oil equivalent per day (boepd) compared to 319,000 boepd in the second quarter of 2014
●	Oil and gas production in the Bakken was 119,000 boepd, up from 80,000 boepd in the year-ago quarter
●	Announced sale of 50% interest in Bakken Midstream, resulting in $3 billion of cash proceeds
●	Capital and exploratory expenditures totaled $1.1 billion in the second quarter down from $1.3 billion in the prior-year quarter
●	Liza-1 well completed on the Stabroek Block, offshore Guyana; announced as a significant discovery by the operator

NEW YORK, July 29, 2015, — Hess Corporation (NYSE: HES) today reported an adjusted net loss, which excludes items affecting comparability, of $147 million or $0.52 per common share, for the second quarter of 2015 compared with adjusted net income of $432 million or $1.38 per share in the second quarter of 2014.  Lower realized selling prices reduced adjusted net income by approximately $740 million after-tax compared with the prior-year quarter.  In addition, second quarter 2015 results benefitted from higher production, lower cash operating costs and reduced exploration expenses that were partially offset by higher depreciation, depletion, and amortization expense.  On an unadjusted basis, the Corporation reported a net loss of $567 million for the second quarter of 2015, including a noncash goodwill impairment charge of $385 million, and net income of $931 million in the prior-year quarter.

“We achieved strong operating performance in the quarter and delivered significant and immediate value to our shareholders with the sale of a 50 percent interest in our Bakken midstream assets,” Chief Executive Officer John Hess said. “We remain confident that our financial strength, resilient portfolio and proven operating capabilities position us well in the current low oil price environment as well as for a future price recovery.”

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2015	2014	2015	2014
	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$(502)	$1,049	$(816)	$1,570
Bakken Midstream	32	7	59	(6)
Corporate, Interest and Other	(83)	(82)	(172)	(226)
Net income (loss) from continuing operations	(553)	974	(929)	1,338
Discontinued operations	(14)	(43)	(27)	(21)
Net income (loss) attributable to Hess Corporation	$(567)	$931	$(956)	$1,317

Net income (loss) per share (diluted)	$(1.99)	$2.96	$(3.37)	$4.13

Adjusted Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$(96)	$475	$(317)	$1,002
Bakken Midstream	32	7	59	(6)
Corporate, Interest and Other	(83)	(73)	(168)	(157)
Adjusted net income (loss) from continuing operations	(147)	409	(426)	839
Discontinued operations	—	23	—	39
Adjusted net income (loss) attributable to Hess Corporation	$(147)	$432	$(426)	$878

Adjusted net income (loss) per share (diluted)	$(0.52)	$1.38	$(1.50)	$2.75

Weighted average number of shares (diluted)	284.3	314.1	283.9	318.7

Exploration and Production:

The Corporation’s Exploration and Production activities had a net loss of $502 million in the second quarter of 2015, compared with net income of $1,049 million in the second quarter of 2014.  Adjusted net loss was $96 million in the second quarter of 2015 compared with adjusted net income of $475 million in the second quarter of 2014.

The Corporation’s average worldwide crude oil selling price, including the effect of hedging, was down 45 percent to $55.83 per barrel in the second quarter of 2015 from $102.16 per barrel in the second quarter of last year.  The average worldwide natural gas liquids selling price was $11.06 per barrel, down from $36.59 per barrel in the year-ago quarter while the average worldwide natural gas selling price was $4.49 per mcf in the second quarter of 2015 compared with $6.35 per mcf in the second quarter a year-ago.

Oil and gas production was 391,000 boepd, up 23 percent from 319,000 boepd in the second quarter of 2014.  Assets contributing to the volume growth were primarily the Bakken shale play (39,000 boepd), the Utica shale play (19,000 boepd), the Joint Development Area of Malaysia/Thailand (11,000 boepd) and the Gulf of Mexico (9,000 boepd).  Asset sales reduced production by 9,000 boepd.

Operational Highlights for the Second Quarter of 2015:

Bakken (Onshore U.S.):  Net production from the Bakken increased approximately 49 percent to 119,000 boepd from the prior-year quarter due to continued drilling activities. The Corporation brought 67 gross operated wells on production in the second quarter of 2015 bringing the year-to-date total to 137 wells. Drilling and completion costs per operated well averaged $5.6 million in the second quarter of 2015, down 24 percent from the year-ago quarter. During the second quarter, the Corporation operated 8 rigs.

Utica (Onshore U.S.):  On the Corporation’s joint venture acreage, 10 wells were drilled and net production averaged 22,000 boepd in the second quarter of 2015 compared with 3,000 boepd in the prior-year quarter.

Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was up compared to the prior-year quarter with higher volumes from Tubular Bells, which totaled 23,000 boepd in the second quarter of 2015, being partially offset by lower production from the Conger and Llano Fields.

At the Corporation’s non-operated Sicily exploration prospect in the Keathley Canyon area (Hess 25 percent), the operator successfully completed drilling and logging activities in the second quarter.  The well was drilled to a depth of 30,214 feet and is being evaluated.  The drilling of an appraisal well to further evaluate the discovery is expected late this year or in early 2016.

Guyana (Offshore):  On the Stabroek Block (Hess 30 percent), the operator announced a significant oil discovery at the Liza #1 well and is now in the process of evaluating the resource potential on the block.  The operator recently commenced the acquisition of 17,000 square kilometers of 3D seismic.

Bakken Midstream:

The Corporation’s Bakken Midstream activities had net income of $32 million in the second quarter of 2015 compared to $7 million in the prior-year quarter primarily due to higher throughput throughout the system.  In July 2015, the Corporation completed the sale of a 50 percent interest in its Bakken Midstream assets for cash consideration of $2.7 billion.  The joint venture incurred $600 million of debt in July with proceeds distributed equally to both partners, resulting in total after-tax cash proceeds net to Hess of approximately $3.0 billion.  These transactions will be reflected in the Corporation’s third quarter results.  As a result of the joint venture transaction, Hess has reported its Bakken-related midstream operations as a separate Midstream segment in its consolidated financial statements and will begin disclosing certain historical and forward-looking financial information for this segment.

Capital and Exploratory Expenditures:

Capital and exploratory expenditures were $1,071 million in the second quarter of 2015 down from $1,256 million in the prior-year quarter of which $1,006 million and $1,208 million, respectively, relate to Exploration and Production activities. Second quarter 2015 Exploration and Production expenditures reflect reduced activity in assets including the Bakken, the Utica, Norway and Equatorial Guinea, partly offset by expenditures associated with development of the North Malay Basin project and exploratory activities in the Gulf of Mexico and Guyana.

Liquidity:

Net cash provided by operating activities was $541 million in the second quarter of 2015, compared with $911 million in the second quarter of 2014.  At June 30, 2015, cash and cash equivalents totaled $931 million compared with $2,444 million at December 31, 2014. Total debt was $5,957 million at June 30, 2015 compared with $5,987 million at December 31, 2014.  The Corporation’s debt to capitalization ratio at June 30, 2015 was 22.0 percent, compared with 21.2 percent at December 31, 2014.  In July 2015, the Corporation received after-tax cash proceeds of approximately $3 billion from the Bakken Midstream joint venture transaction described above.

During the second quarter, the Corporation hedged an additional 20,000 barrels per day of crude oil production for the remainder of 2015 by entering into West Texas Intermediate crude collars with a floor price of $60 per barrel and a ceiling price of $80 per barrel.  The Corporation’s crude oil hedging program for the remainder of 2015 is detailed on page 18.

Discontinued Operations:

Losses from discontinued operations amounted to $14 million in the second quarter of 2015 compared to $44 million in the prior-year quarter.  The Corporation completed the sale of its energy trading partnership (HETCO) in the first quarter of 2015. Financial results for the second quarter of 2014 have been recast to report HETCO as discontinued operations in the consolidated income statement on page 7.

Items Affecting Comparability of Earnings Between Periods:

The following table reflects the total after‑tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2015	2014	2015	2014
	(In millions)
Exploration and Production	$(406)	$574	$(499)	$568
Bakken Midstream	—	—	—	—
Corporate, Interest and Other	—	(9)	(4)	(69)
Discontinued operations	(14)	(66)	(27)	(60)
Total items affecting comparability of earnings between periods	$(420)	$499	$(530)	$439

Second quarter 2015 results include a goodwill impairment charge of $385 million associated with the Corporation’s onshore reporting unit.  As a result of establishing the Bakken Midstream business as a separate operating segment in the second quarter of 2015, U.S. GAAP required the reallocation of goodwill to the Bakken Midstream segment and a goodwill impairment test for each of the Corporation’s reporting units.  The nontaxable impairment charge for the onshore reporting unit caused the Corporation’s effective tax rate in the quarter to be substantially less than normal.  In addition, the Corporation recognized after-tax charges totaling $21 million ($21 million pre-tax) associated with terminated international office space.

Reconciliation of U.S. GAAP to Non-GAAP measures:

The following table reconciles reported net income (loss) attributable to Hess Corporation and adjusted net income (loss):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2015	2014	2015	2014
	(In millions)
Net income (loss) attributable to Hess Corporation	$(567)	$931	$(956)	$1,317
Less: Total items affecting comparability of earnings between periods	(420)	499	(530)	439
Adjusted net income (loss) attributable to Hess Corporation	$(147)	$432	$(426)	$878

Hess Corporation will review second quarter financial and operating results and other matters on a webcast at 10 a.m. today.  For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.

Forward-looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data. Estimates and projections contained in this release are based on the Company’s current understanding and assessment based on reasonable assumptions. Actual results may differ materially from these estimates and projections due to certain risk factors discussed in the Corporation’s periodic filings with the Securities and Exchange Commission and other factors.

Non-GAAP financial measure

The Corporation has used a non-GAAP financial measure in this earnings release.  “Adjusted net income (loss)” presented in this release is defined as reported net income (loss) attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods. We believe that investors’ understanding of our performance is enhanced by disclosing this measure. This measure is not, and should not be viewed as, a substitute for U.S. GAAP net income (loss). A reconciliation of reported net income (loss) attributable to Hess Corporation (U.S. GAAP) to adjusted net income (loss) is provided in the release.

For Hess Corporation

Investor Contact:

Jay Wilson

(212) 536-8940

Media Contact:

Michael Henson/Patrick Scanlan

Sard Verbinnen & Co

(212) 687-8080

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2015	2014	2015
Income Statement

Revenues and Non-operating Income
Sales and other operating revenues	$1,953	$2,829	$1,538
Gains on asset sales, net	—	779	—
Other, net	(18)	(25)	12
Total revenues and non-operating income	1,935	3,583	1,550

Costs and Expenses
Cost of products sold (excluding items shown separately below)	356	421	278
Operating costs and expenses	503	545	506
Production and severance taxes	45	78	36
Exploration expenses, including dry holes and lease impairment	90	460	269
General and administrative expenses	151	143	147
Interest expense	86	85	85
Depreciation, depletion and amortization	1,028	785	956
Impairment	385	—	—
Total costs and expenses	2,644	2,517	2,277

Income (loss) from continuing operations before income taxes	(709)	1,066	(727)
Provision (benefit) for income taxes	(156)	92	(351)
Income (loss) from continuing operations	(553)	974	(376)

Income (loss) from discontinued operations, net of income taxes	(14)	(44)	(13)

Net income (loss)	(567)	930	(389)
Less: Net income (loss) attributable to noncontrolling interests	—	(1)	—
Net income (loss) attributable to Hess Corporation	$(567)	$931	$(389)

See "Discontinued Operations" on page 5 for basis of presentation.

Cash Flow Information

Net cash provided by (used in) operating activities (*)	$541	$911	$362
Net cash provided by (used in) investing activities	(1,016)	232	(1,152)
Net cash provided by (used in) financing activities	(100)	(226)	(148)
Net increase (decrease) in cash and cash equivalents	$(575)	$917	$(938)

(*)	Includes changes in working capital.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	First half
	2015	2014
Income Statement

Revenues and Non-operating Income
Sales and other operating revenues	$3,491	$5,502
Gains on asset sales, net	—	789
Other, net	(6)	(116)
Total revenues and non-operating income	3,485	6,175

Costs and Expenses
Cost of products sold (excluding items shown separately below)	634	785
Operating costs and expenses	1,009	1,040
Production and severance taxes	81	140
Exploration expenses, including dry holes and lease impairment	359	579
General and administrative expenses	298	285
Interest expense	171	166
Depreciation, depletion and amortization	1,984	1,511
Impairment	385	—
Total costs and expenses	4,921	4,506

Income (loss) from continuing operations before income taxes	(1,436)	1,669
Provision (benefit) for income taxes	(507)	331
Income (loss) from continuing operations	(929)	1,338

Income (loss) from discontinued operations, net of income taxes	(27)	13

Net income (loss)	(956)	1,351
Less: Net income (loss) attributable to noncontrolling interests	—	34
Net income (loss) attributable to Hess Corporation	$(956)	$1,317

See "Discontinued Operations" on page 5 for basis of presentation.

Cash Flow Information

Net cash provided by (used in) operating activities (*)	$903	$2,069
Net cash provided by (used in) investing activities	(2,168)	(30)
Net cash provided by (used in) financing activities	(248)	(1,648)
Net increase (decrease) in cash and cash equivalents	$(1,513)	$391

(*)	Includes changes in working capital.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	June 30,	December 31,
	2015	2014
Balance Sheet Information

Cash and cash equivalents	$931	$2,444
Other current assets	2,995	4,243
Property, plant and equipment – net	27,298	27,517
Other long-term assets	4,334	4,374
Total assets	$35,558	$38,578

Current maturities of long-term debt	$69	$68
Other current liabilities	3,424	4,783
Long-term debt	5,888	5,919
Other long-term liabilities	5,074	5,488
Total equity excluding other comprehensive income (loss)	22,539	23,730
Accumulated other comprehensive income (loss)	(1,436)	(1,410)
Total liabilities and equity	$35,558	$38,578

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2015	2014	2015
Capital and Exploratory Expenditures
Exploration and Production
United States
Bakken	$331	$385	$434
Other Onshore	110	186	80
Total Onshore	441	571	514
Offshore	188	157	279
Total United States	629	728	793

Europe	82	162	115
Africa	58	119	88
Asia and other	237	199	248
Capital and Exploratory Expenditures - Exploration and Production	1,006	1,208	1,244

Bakken Midstream	65	48	40

Total Capital and Exploratory Expenditures	$1,071	$1,256	$1,284

Total exploration expenses charged to income included above	$58	$54	$47

		First half
		2015	2014
Capital and Exploratory Expenditures
Exploration and Production
United States
Bakken		$765	$765
Other Onshore		190	355
Total Onshore		955	1,120
Offshore		467	319
Total United States		1,422	1,439

Europe		197	307
Africa		146	219
Asia and other		485	394
Capital and Exploratory Expenditures - Exploration and Production		2,250	2,359

Bakken Midstream		105	121

Total Capital and Exploratory Expenditures		$2,355	$2,480

Total exploration expenses charged to income included above		$105	$132

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Second Quarter 2015
	United States		International		Total

Sales and other operating revenues	$1,259		$694		$1,953
Other, net	(13)		(4)		(17)
Total revenues and non-operating income	1,246		690		1,936

Costs and Expenses
Cost of products sold (excluding items shown separately below)	382		4		386
Operating costs and expenses	181		254		435
Production and severance taxes	44		1		45
Bakken Midstream tariffs	116		—		116
Exploration expenses, including dry holes and lease impairment	48		42		90
General and administrative expenses	79		18		97
Depreciation, depletion and amortization	609		395		1,004
Impairment	385		—		385
Total costs and expenses	1,844		714		2,558

Results of operations before income taxes	(598)		(24)		(622)
Provision (benefit) for income taxes	(69)		(51)		(120)
Net income (loss) attributable to Hess Corporation	$(529)	(a)	$27	(b)	$(502)

	Second Quarter 2014
	United States		International		Total

Sales and other operating revenues	$1,653		$1,176		$2,829
Gains on asset sales, net	62		704		766
Other, net	(12)		(16)		(28)
Total revenues and non-operating income	1,703		1,864		3,567

Costs and Expenses
Cost of products sold (excluding items shown separately below)	412		32		444
Operating costs and expenses	190		308		498
Production and severance taxes	67		11		78
Bakken Midstream tariffs	58		—		58
Exploration expenses, including dry holes and lease impairment	208		252		460
General and administrative expenses	68		9		77
Depreciation, depletion and amortization	413		349		762
Total costs and expenses	1,416		961		2,377

Results of operations before income taxes	287		903		1,190
Provision (benefit) for income taxes	114		27		141
Net income (loss) attributable to Hess Corporation	$173	(a)	$876	(b)	$1,049

(a)

The after-tax realized results from crude oil hedging activities amounted to a loss of $1 million in the second quarter of 2015 and a loss of $2 million in the second quarter of 2014. Unrealized changes in crude oil hedging contracts which are included in Other operating revenues, amounted to a gain of $3 million in the second quarter of 2015 and loss of $2 million in the second quarter of 2014.

(b)

The after‑tax realized loss from crude oil hedging activities amounted to $8 million in the second quarter of 2015 and loss of $2 million in the second quarter of 2014. Unrealized changes in crude oil hedging contracts, which are included in Other operating revenues, amounted to a loss of $16 million after-tax in the second quarter of 2015 and was immaterial in the second quarter of  2014.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	First Quarter 2015
	United States	International		Total

Sales and other operating revenues	$937	$601		$1,538
Other, net	(7)	18		11
Total revenues and non-operating income	930	619		1,549

Costs and Expenses
Cost of products sold (excluding items shown separately below)	344	(38)		306
Operating costs and expenses	213	230		443
Production and severance taxes	34	2		36
Bakken Midstream tariffs	102	—		102
Exploration expenses, including dry holes and lease impairment	36	233		269
General and administrative expenses	76	10		86
Depreciation, depletion and amortization	528	404		932
Total costs and expenses	1,333	841		2,174

Results of operations before income taxes	(403)	(222)		(625)
Provision (benefit) for income taxes	(142)	(169)		(311)
Net income (loss) attributable to Hess Corporation	$(261)	$(53)	(a)	$(314)

(a)

The after‑tax realized gains from crude oil hedging activities amounted to $1 million in the first quarter of 2015.  Unrealized changes in crude oil hedging contracts, which are included in Other operating revenues, amounted to gain of $10 million after-tax.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	First Half 2015
	United States		International		Total

Sales and other operating revenues	$2,196		$1,295		$3,491
Other, net	(20)		14		(6)
Total revenues and non-operating income	2,176		1,309		3,485

Costs and Expenses
Cost of products sold (excluding items shown separately below)	726		(34)		692
Operating costs and expenses	394		484		878
Production and severance taxes	78		3		81
Bakken Midstream tariffs	218		—		218
Exploration expenses, including dry holes and lease impairment	84		275		359
General and administrative expenses	155		28		183
Depreciation, depletion and amortization	1,137		799		1,936
Impairment	385		—		385
Total costs and expenses	3,177		1,555		4,732

Results of operations before income taxes	(1,001)		(246)		(1,247)
Provision (benefit) for income taxes	(211)		(220)		(431)
Net income (loss) attributable to Hess Corporation	$(790)	(a)	$(26)	(b)	$(816)

	First Half 2014
	United States		International		Total

Sales and other operating revenues	$3,198		$2,304		$5,502
Gains on asset sales, net	62		714		776
Other, net	(14)		(20)		(34)
Total revenues and non-operating income	3,246		2,998		6,244

Costs and Expenses
Cost of products sold (excluding items shown separately below)	826		11		837
Operating costs and expenses	371		565		936
Production and severance taxes	125		15		140
Bakken Midstream tariffs	77		—		77
Exploration expenses, including dry holes and lease impairment	255		324		579
General and administrative expenses	124		31		155
Depreciation, depletion and amortization	764		710		1,474
Total costs and expenses	2,542		1,656		4,198

Results of operations before income taxes	704		1,342		2,046
Provision for income taxes	278		198		476
Net income (loss) attributable to Hess Corporation	$426	(a)	$1,144	(b)	$1,570

(a)

The after-tax realized loss from crude oil hedging activities amounted to $1 million in the first six months of 2015 and a loss of $2 million in the first six months of 2014. Unrealized changes in crude oil hedging contracts, which are included in Other operating revenues, amounted to gains of $3 million after-tax in the first six months of 2015 and a  loss of $2 million after-tax in the first six months of 2014.

(b)

The after‑tax realized loss from crude oil hedging activities amounted to $7 million in the first six months of 2015 and was immaterial in the first six months of 2014. Unrealized changes in crude oil hedging contracts, which are included in Other operating revenues, amounted to a loss of $6 million after-tax in the first six months of 2015 and gain of $3 million after-tax in the first six months of  2014.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Second	Second	First
	Quarter	Quarter	Quarter
	2015	2014	2015
Operating Data
Net Production Per Day (in thousands)
Crude oil - barrels
United States
Bakken	85	64	79
Other Onshore	11	9	11
Total Onshore	96	73	90
Offshore	61	54	50
Total United States	157	127	140

Europe	39	36	36
Africa	48	51	52
Asia	2	2	2
Total	246	216	230

Natural gas liquids - barrels
United States
Bakken	22	8	19
Other Onshore	12	5	9
Total Onshore	34	13	28
Offshore	6	7	6
Total United States	40	20	34

Europe	2	1	1
Total	42	21	35

Natural gas - mcf
United States
Bakken	71	48	58
Other Onshore	95	50	79
Total Onshore	166	98	137
Offshore	98	83	65
Total United States	264	181	202

Europe	41	35	36
Asia and other	312	275	336
Total	617	491	574

Barrels of oil equivalent	391	319	361

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	First half
	2015	2014
Operating Data
Net Production Per Day (in thousands)
Crude oil - barrels
United States
Bakken	82	61
Other Onshore	11	9
Total Onshore	93	70
Offshore	55	53
Total United States	148	123

Europe	38	37
Africa	50	49
Asia	2	4
Total	238	213

Natural gas liquids - barrels
United States
Bakken	21	5
Other Onshore	10	4
Total Onshore	31	9
Offshore	6	7
Total United States	37	16

Europe	1	1
Total	38	17

Natural gas - mcf
United States
Bakken	65	31
Other Onshore	87	38
Total Onshore	152	69
Offshore	82	81
Total United States	234	150

Europe	39	36
Asia and other	324	345
Total	597	531

Barrels of oil equivalent	376	319

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Second	Second	First
	Quarter	Quarter	Quarter
	2015	2014	2015
Sales Volumes Per Day (in thousands)
Crude oil - barrels	250	222	219
Natural gas liquids - barrels	42	21	35
Natural gas - mcf	617	491	574
Barrels of oil equivalent	395	325	349

Sales Volumes (in thousands)
Crude oil - barrels	22,729	20,193	19,708
Natural gas liquids - barrels	3,848	1,942	3,119
Natural gas - mcf	56,179	44,662	51,641
Barrels of oil equivalent	35,940	29,578	31,434

	First half
	2015	2014
Sales Volumes Per Day (in thousands)
Crude oil - barrels	234	210
Natural gas liquids - barrels	38	17
Natural gas - mcf	596	530
Barrels of oil equivalent	372	315

Sales Volumes (in thousands)
Crude oil - barrels	42,436	37,943
Natural gas liquids - barrels	6,967	3,064
Natural gas - mcf	107,820	96,019
Barrels of oil equivalent	67,373	57,010

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Second	Second	First
	Quarter	Quarter	Quarter
	2015	2014	2015
Operating Data
Average Selling Prices
Crude oil - per barrel (including hedging)
United States
Onshore	$50.33	$93.84	$39.01
Offshore	57.82	100.42	43.55
Total United States	53.25	96.62	40.62
Europe	60.88	111.03	53.31
Africa	59.70	108.83	52.93
Asia	59.37	106.33	48.44
Worldwide	55.83	102.16	45.08

Crude oil - per barrel (excluding hedging)
United States
Onshore	$50.54	$93.84	$39.01
Offshore	57.82	101.09	43.55
Total United States	53.38	96.90	40.62
Europe	62.39	111.39	53.17
Africa	61.00	109.10	52.82
Asia	59.37	106.33	48.44
Worldwide	56.40	102.45	45.04

Natural gas liquids - per barrel
United States
Onshore	$9.47	$36.99	$14.22
Offshore	15.82	32.21	15.71
Total United States	10.46	35.39	14.47
Europe	27.53	55.77	27.58
Worldwide	11.06	36.59	14.91

Natural gas - per mcf
United States
Onshore	$1.81	$4.36	$2.07
Offshore	2.13	4.01	2.31
Total United States	1.93	4.22	2.15
Europe	7.35	10.51	7.95
Asia and other	6.27	7.24	5.95
Worldwide	4.49	6.35	4.74

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	First half
	2015	2014
Operating Data
Average Selling Prices
Crude oil - per barrel (including hedging)
United States
Onshore	$44.85	$91.67
Offshore	52.11	99.89
Total United States	47.56	95.19
Europe	57.42	110.10
Africa	56.54	108.65
Asia	56.85	104.66
Worldwide	50.99	100.96

Crude oil - per barrel (excluding hedging)
United States
Onshore	$44.97	$91.67
Offshore	52.11	100.24
Total United States	47.63	95.33
Europe	58.18	110.06
Africa	57.18	108.62
Asia	56.85	104.66
Worldwide	51.28	101.03

Natural gas liquids - per barrel
United States
Onshore	$11.58	$40.91
Offshore	15.77	33.14
Total United States	12.26	37.54
Europe	27.56	60.16
Worldwide	12.78	39.41

Natural gas - per mcf
United States
Onshore	$1.93	$4.87
Offshore	2.20	4.18
Total United States	2.03	4.52
Europe	7.63	11.01
Asia and other	6.11	7.23
Worldwide	4.61	6.72

The following is summary of the Corporation’s commodity hedging program:

	Brent	West Texas Intermediate
Q3 and Q4 2015 Hedging program:
Daily production(bopd)	50,000	20,000
Ceiling price	$80	$80
Floor price	$60	$60
Program finishing date	December 31, 2015	December 31, 2015

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

BAKKEN MIDSTREAM EARNINGS (UNAUDITED)

(IN MILLIONS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2015	2014	2015
Income Statement

Revenues and Non-operating Income
Total revenues and non-operating income	$145	$81	$130

Costs and Expenses
Operating costs and expenses	68	47	63
General and administrative expenses	3	2	2
Depreciation, depletion and amortization	22	20	21
Interest expense	1	1	1
Total costs and expenses	94	70	87

Results of operations before income taxes	51	11	43
Provision (benefit) for income taxes	19	4	16
Net income (loss) attributable to Hess Corporation	$32	$7	$27

	First half
	2015	2014
Income Statement

Revenues and Non-operating Income
Total revenues and non-operating income	$275	$129

Costs and Expenses
Operating costs and expenses	131	104
General and administrative expenses	5	4
Depreciation, depletion and amortization	43	29
Interest expense	2	1
Total costs and expenses	181	138

Results of operations before income taxes	94	(9)
Provision (benefit) for income taxes	35	(3)
Net income (loss) attributable to Hess Corporation	$59	$(6)

The reported amounts above represent 100 percent of the Bakken Midstream operating segment.  On July 1, 2015, the Corporation completed the sale of a 50 percent interest in its Bakken Midstream segment.  Our partner’s 50 percent share of net income will be presented as a noncontrolling interest charge in the Bakken Midstream income statements beginning in the third quarter of 2015.